UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018

GOLD TORRENT (CANADA) INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(State or other jurisdiction of incorporation or organization)

333-221123	82-458-0220
(Commission File Number)	(I.R.S. Employer Identification No.)

960 Broadway Avenue, Suite 530, Boise, Idaho 83706

(Address of Office)

(208) 343-1413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

On February 28, 2018, Gold Torrent, Inc. (“Gold Torrent US”) completed a corporate reorganization pursuant to which Gold Torrent (Canada) Inc., a company organized under the laws of British Columbia, Canada (“Gold Torrent”), became the parent company of Gold Torrent US (the “Redomicile Transaction”). The Redomicile Transaction was effected pursuant to a previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 19, 2017, between Gold Torrent US, a Nevada corporation, GTOR Merger Co, a Nevada corporation and wholly owned subsidiary of Gold Torrent Canada (“US Merger Co”), and Gold Torrent Canada. At the effective time of the merger (the “Effective Time”), (i) US Merger Co was merged with Gold Torrent US, with Gold Torrent US surviving the merger as a wholly owned subsidiary of Gold Torrent Canada, and (ii) each issued share of common stock, par value US $0.001 per share, of Gold Torrent US (“Gold Torrent US Common Stock”), other than those shares of Gold Torrent US Common Stock held by Gold Torrent US in treasury, was effectively transferred to Gold Torrent Canada and converted into one common share, no par value, of Gold Torrent Canada (a “Gold Torrent Canada Common Share”). An aggregate of approximately 20,110,552 Gold Torrent Canada Common Shares were issued at the Effective Time as merger consideration in the Redomicile Transaction. Gold Torrent Canada intends to arrange for the Gold Torrent Canada Common Shares to be quoted on the OTCQB Venture Market subsequent to the Effective Time.

The issuance of the Gold Torrent Canada Common Shares in the Redomicile Transaction was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-221123) (as amended, the “Registration Statement”) filed by Gold Torrent Canada, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC") on January 26, 2018. The information set forth under the heading “Approval of the Merger Agreement” in the proxy statement/prospectus dated January 26, 2018 included in the Registration Statement is incorporated herein by reference.

Since upon the completion of the Redomicile Transaction the total number of holders of Gold Torrent Canada Common Shares was less than 300 persons, pursuant to Rule 12g-3(a)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Gold Torrent Canada will not be the successor issuer to Gold Torrent US for the purposes of Rule 12g-3(a) under the Exchange Act, and consequently, the Gold Torrent Canada Common Shares are not deemed to be registered under Section 12(g) of the Exchange Act as a result of the completion of the Redomicile Transaction. However, Gold Torrent Canada is now subject to the informational requirements of Section 15(d) of the Exchange Act pursuant to Section 15(d)(1), and consequently will file the reports required under Section 15(d) of the Exchange Act, while Gold Torrent US expects to file a Form 15 with the SEC to terminate the registration and suspend its reporting obligations under the Exchange Act with respect to the Gold Torrent US Common Stock .

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of the Registrant.

The information included under the heading “Explanatory Note” above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, Gold Torrent Canada’s board of directors consisted of the following six members: Daniel Kunz, Alexander Kunz, Ryan Hart, Pat Okita, Steven McGrath and Roy Eiguren. Pursuant to the terms of the Merger Agreement, each of the members of Gold Torrent US’s board of directors were appointed to the board of directors of Gold Torrent Canada prior to the Effective Time. As of the Effective Time, the board of directors of Gold Torrent Canada had an audit committee that consisted of Roy Eiguren (chairperson), Steven McGrath and Pat Okita. There are no arrangements or understandings between any director of Gold Torrent Canada and any other person pursuant to which the director was selected as a director of Gold Torrent Canada, other than the provisions of the Merger Agreement.

As of the Effective Time, the following individuals serve as the executive officers of the Gold Torrent Canada: Daniel Kunz, Chief Executive Officer, Ryan Hart, President, and Alexander Kunz, Chief Financial Officer. Pursuant to the terms of the Merger Agreement, prior to the Effective Time each of Gold Torrent US’s executive officers were appointed as executive officers of Gold Torrent Canada, each to have the same office(s) with Gold Torrent Canada as such officer had with Gold Torrent US.

All executive officers and directors of Gold Torrent Canada will hold such positions until their death, resignation or removal or until their respective successors are duly elected or appointed.

Biographical information concerning each of the directors and executive officers of Gold Torrent Canada is included in Gold Torrent US’s proxy statement on Schedule 14A filed on January 26, 2018.

Indemnification Agreements

Effective as of the Effective Time, Gold Torrent Canada has approved the entry into indemnification agreements with its officers and directors. These agreements will require Gold Torrent Canada to indemnify these individuals to the extent permitted under British Columbia law against liability that may arise by reason of their service to Gold Torrent Canada, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing summary of the indemnity agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is filed herewith as Exhibit 10.1.

Executive Compensation Arrangements

Following the Effective Time, Gold Torrent US continued to assume the obligations under the consulting agreements with Ryan Hart and Daniel Kunz & Associates LLC (“Kunz LLC”). The Redomicile Transaction is not considered a “change of control” for purposes of any of the consulting agreements between Gold Torrent US, Ryan Hart and Kunz LLC, and no payments, accelerated vesting or benefit enhancements were triggered by the Redomicile Transaction under such agreements.

Assumed Equity Plans

At the Effective Time and pursuant to the Merger Agreement, Gold Torrent Canada assumed the following Gold Torrent US equity compensation plans, including all options and awards issued or granted under such plans: (i) the Gold Torrent, Inc. 2013 Equity Incentive Plan, and (ii) the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan (collectively, the “Assumed Plans”).

In connection with the assumption of the Assumed Plans, each Assumed Plan was deemed amended pursuant to the Merger Agreement to provide that, as of the Effective Time, Gold Torrent Canada Common Shares will be issued to satisfy awards issued or granted under such Assumed Plans. The outstanding options or other awards or benefits available under the terms of the Assumed Plans shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Assumed Plans and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price).

Item 8.01	Other Events.

The information included under the heading “Explanatory Note” above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated October 19, 2017, by and among Gold Torrent, Inc., Gold Torrent (Canada) Inc., and GTOR US Merger Co. (incorporated by reference to Exhibit 2.1 to Gold Torrent, Inc.’s Current Report on Form 8-K (file no. 000-53872) filed on October 20, 2017).

10.1	Form of Indemnity Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD TORRENT (CANADA) INC.

/s/ Alexander Kunz
Alexander Kunz
Chief Financial Officer

Date: March 6, 2018

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated October 19, 2017, by and among Gold Torrent, Inc., Gold Torrent (Canada) Inc., and GTOR US Merger Co. (incorporated by reference to Exhibit 2.1 to Gold Torrent, Inc’s Current Report on Form 8-K (file no. 000-53872) filed on October 20, 2017).

10.1	Form of Indemnity Agreement.